Exhibit 16.1

April 17, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir or Madam:

We have read the change in independent registered public accounting firm disclosure pursuant to Item 304 of Regulation S-K, captioned “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” in the Registration Statement on Form S-4 of HCBF Holding Company, Inc. dated on or about April 19, 2017, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Hacker, Johnson & Smith, PA

Hacker, Johnson & Smith, PA